UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2007

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 12, 2007, we entered into a lease contract with Circle Capital Longmont LLC, under which we will lease approximately 44,300 square feet of office and laboratory space located at 1351 South Sunset in Longmont, Colorado. We will use this office and laboratory space as our new research and development facility. The lease contract provides for a term of 65 months, tentatively commencing in August 2007 and ending December 2012. Rental obligations will be payable on a monthly basis. Future minimum lease payments associated with this lease are as follows:

Minimum Lease
Year	Payment
2007 (Remaining)	$—
2008	382,000
2009	393,000
2010	405,000
2011	417,000
2012	424,000

Total	$2,021,000

     In addition to our rental obligations, we will be responsible for certain costs and charges specified in the contract, including certain operating and utility expenses. The lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The lease for our current research and development facility located in Longmont, Colorado expires in accordance with its terms on July 31, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Lease Agreement by and between Dot Hill Systems Corp. and Circle Capital Longmont LLC as of April 12, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: April 16, 2007

EXHIBIT INDEX

Exhibit	Description

10.1	Lease Agreement by and between Dot Hill Systems Corp. and Circle Capital Longmont LLC as of April 12, 2007.